EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp’s consolidated subsidiaries. The ownership of these entities is as follows:

Name	Jurisdiction of Organization	Ownership
DDi Intermediate Holdings Corp.	California	100% directly owned by DDi Corp.
DDi Capital Corp.	California	100% directly owned by DDi Intermediate Holdings Corp.
Dynamic Details, Incorporated	California	100% directly owned by DDi Capital Corp.
DDi Sales Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated
Sovereign Circuits, Inc.	Ohio	100% directly owned by Dynamic Details, Incorporated
Sovereign Flex Products, LLC	Ohio	100% directly owned by Sovereign Circuits, Inc.
DDi Canada Acquisition Corp.	Ontario, Canada	100% directly owned by Dynamic Details, Incorporated
Dynamic Details Canada, Inc.	Ontario, Canada	100% directly owned by DDi Canada Acquisition Corp.
Laminate Technology Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated
Dynamic Details Incorporated, Silicon Valley	Delaware	100% directly owned by Dynamic Details, Incorporated
Dynamic Details Incorporated, Colorado Springs	Colorado	100% directly owned by Dynamic Details, Incorporated
Dynamic Details Texas, L.L.C.	Delaware	100% directly owned by Dynamic Details, Incorporated
DDi Europe Limited	United Kingdom	100% directly owned by DDi Corp.
DDi Group Limited	United Kingdom	100% directly owned by DDi Europe Limited
DDi Tolworth Limited	United Kingdom	100% directly owned by DDi Group Limited
DDi Precision Limited	United Kingdom	100% directly owned by DDi Group Limited
DDi Marlow Limited	United Kingdom	100% directly owned by DDi Europe Limited